Exhibit 10.18

CONFIDENTIAL

Director’s agreement of indemnity, insurance and access

Coronado Global Resources Inc.

[Insert Director name]

Contents

Table of contents

1.	Definitions, interpretation and agreement components		6

	1.1	Definitions	6
	1.2	Interpretation	10
	1.3	Interpretation of inclusive expressions	11
	1.4	Business Day	11
	1.5	Agreement components	11

2.	Indemnity		11

	2.1	Indemnification and Advancement of Expenses	11
	2.2	General Limitations on Indemnification	14
	2.3	Notification and Defense of Claim	17
	2.4	Subrogation	18
	2.5	Reimbursement	18
	2.6	Non-Exclusivity	19

3.	D&O Policy		19

	3.1	Company to maintain D&O Policy	19
	3.2	Terms of D&O Policy	19
	3.3	Director’s obligations	20

4.	Access		20

	4.1	Access to books and records	20
	4.2	Confidentiality	20

5.	General		21

	5.1	Governing law and jurisdiction	21
	5.2	Effectiveness	21
	5.3	Notices	21
	5.4	Severability	22
	5.5	Amendments	22
	5.6	Waiver	22
	5.7	Further action	22
	5.8	Stamp duty	22
	5.9	Other rights	22
	5.10	Tax on payments	23
	5.11	Entire agreement	23
	5.12	No reliance	23
	5.13	Counterparts	23
	5.14	Relationship of the parties	23
	5.15	Exercise of rights	23
	5.16	Subsidiary companies	24

Signing page	1

Herbert Smith Freehills owns the copyright in this document and using it without permission is strictly prohibited

Director’s agreement of indemnity, insurance and access

Date ►	2018

Between the parties

Company	Coronado Global Resources Inc. of 100 Bill Baker Way, Beckley West Virginia 25801 (Company)

Director	[Insert Director name] of [Insert Director address] (Director)

Recitals

1	Indemnitee is a director or officer of the Company.

2	Both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies in today’s environment.

3

The Bylaws of the Company require the Company to indemnify and advance expenses to its directors and officers to the full extent permitted by law and the Indemnitee has been serving and continues to serve as a director or officer of the Company in part in reliance on such Bylaws.

4

Section 145(f) of the DGCL (as defined below) expressly recognizes that the indemnification provisions of the DGCL are not exclusive of any other rights to which a person seeking indemnification may be entitled by bylaw, agreement, vote of stockholders or otherwise, and this agreement is being entered into pursuant to such provision.

5

In recognition of Indemnitee’s need for substantial protection against personal liability in order to assure Indemnitee’s continued service to the Company in an effective manner and Indemnitee’s reliance on the aforesaid Bylaws, and in part to provide Indemnitee with specific contractual assurance that the protection promised by such Bylaws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of such Bylaws or any change in the composition of the Company’s board of directors or acquisition of the Company), the Company wishes to provide in this agreement for the indemnification of and the advancing of expenses to Indemnitee to the full extent (whether partial or complete) permitted by law and as set forth in this agreement.

6	The Director has been a director of the Company since the Appointment Date.

7	In consideration of the Director agreeing to act as a director of the Company, the Company has agreed to:

• indemnify the Director against losses or liabilities incurred by the Director as an officer of the Company; and

• maintain a D&O Policy,

on the terms contained in this agreement.

This agreement witnesses as follows:

1                                         Definitions, interpretation and agreement components

1.1                               Definitions

The meanings of the terms used in this agreement are set out below.

Term	Meaning
affiliate

as to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with such Person. Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

Appointment Date	the date the Director commenced acting as a director of the Company.

board	the board of directors of the Company.

Business Day	a day on which banks are open for business in New York other than a Saturday, Sunday or a public holiday in that city.

Bylaws	the Company’s Bylaws at the date of this agreement.

Certificate of Incorporation	the Company’s Certificate of Incorporation at the date of this agreement.

Change of Control

shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than (w) the Company, (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (y) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company or (z) EMG, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the board and any new director whose election by the board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was

Term	Meaning

previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.

claim

is any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether conducted by or on behalf of the Company or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other.

Corporate Status

the status of a person who is or was a director, officer, employee, agent or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Company.

DGCL	the General Corporation Law of the State of Delaware.

D&O Period

in relation to the Company and each Relevant Company (as the case may be) the period commencing on the Appointment Date and ending on the later of:

the date which is 7 years after the Director ceases to hold office as a director of the Company or the Relevant Company (as the case may be); and

the date any Relevant Proceedings commenced (and notified by the Director to the Company) during the period specified in item 1 have been finally resolved.

D&O Policy	a policy of insurance provided and maintained by the Company insuring the Director (among others) against liability as a director and officer of the Company and its subsidiaries.

EMG	collectively, certain affiliates of EMG CC HC LLC, EMG Coronado II HC LLC, EMG Coronado Strategic LP and EMG Coronado IV

Term	Meaning
Holdings LLC (together with their affiliates, subsidiaries, successors and assigns (other than the Company and its subsidiaries).

Exchange Act	the Securities Exchange Act of 1934, as amended.

Expenses

any reasonable expense, including without limitation, attorneys’ fees, retainers, court costs, transcript costs, fees and expenses of experts, including accountants and other advisors, travel expenses, duplicating costs, postage, delivery service fees, filing fees, and all other disbursements or expenses of the types typically paid or incurred in connection with investigating, defending, being a witness in, or participating (including on appeal), or preparing for an actual or threatened action, suit or proceeding (including Permitted Counterclaims) in such action, suit or proceeding, whether civil, criminal, administrative or investigative), but shall exclude (i) the costs of any of Indemnitee’s counterclaims, other than Permitted Counterclaims or (ii) amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

Government Agency	any government or governmental, administrative, monetary, fiscal, judicial or investigative body, department, commission, authority, tribunal, agency or entity in any part of the world.

Indemnifiable Event

any event or occurrence related to the fact that Indemnitee is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer, employee, trustee, agent or fiduciary of another corporation, limited liability company, public limited company, partnership, joint venture, trust, employee benefit plan, fund or other enterprise.

Indemnitee

any person made or threatened to be made a party, or otherwise involved in any civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that such person or such person’s testator or intestate is or was a director or officer of the Company or serves or served at the request of the Company at any other enterprise as a director or officer.

liability	a liability of any kind including damages, costs, fees and expenses and any applicable taxes levied in respect of that liability.

Losses	any judgments, fines and amounts paid in settlement (including all interest assessments and other charges paid or payable in connection with or in respect of such judgments,

Term	Meaning
fines, penalties or amounts paid in settlement) of such action, suit or proceeding.

Permitted Counterclaims	Indemnitee’s counterclaims that directly respond to and negate the affirmative claim made against Indemnitee.

Person

any individual, corporation, partnership, limited liability company, association, joint stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

Relevant Company	each affiliate of the Company of which the Director is a director from time to time.

Relevant Period	the period commencing on the Appointment Date and ending on the date the Director ceases to act as a director of the Company or Relevant Company (as the case may be).

Relevant Proceedings

in relation to the Director:

any hearing, conference, dispute, inquiry or investigation of a court, arbitrator, mediator, tribunal or governmental or administrative body; and

any procedural step preceding or otherwise relating to such a hearing, conference, dispute, inquiry or investigation,

in which the Director is involved in defending or responding to because the Director is or was a director of the Company or Relevant Company (as the case may be) in the Relevant Period.

Reviewing Party

(i) by vote of a majority of directors that are not parties to the claim, even though less than a quorum, (ii) a committee of directors that are not parties to the claim selected by a majority of such directors, even though less than a quorum, (iii) if there has been a Change in Control, if there are no such directors, or if such directors so direct, the special, independent counsel referred to in clause 3.2(b) hereof, which shall be selected by the board and reasonably approved by the Indemnitee (which approval shall not be unreasonably withheld), other than in connection with a Change in Control.

Sarbanes-Oxley Act	the Sarbanes-Oxley Act of 2002.

Securities Act	the Securities Act of 1933, as amended.

SEC	the Securities Exchange Commission.

1.2                               Interpretation

In this agreement:

(a)                                 headings and bold type are for convenience only and do not affect the interpretation of this agreement;

(b)                                 the singular includes the plural and the plural includes the singular;

(c)                                  words of any gender include all genders;

(d)                                 other parts of speech and grammatical forms of a word or phrase defined in this agreement have a corresponding meaning;

(e)                                  an expression importing a person includes any company, partnership, joint venture, association, corporation or other body corporate and any Government Agency as well as an individual;

(f)                                   a reference to any thing (including, but not limited to, any right) includes a part of that thing;

(g)                                  a reference to any legislation includes all delegated legislation made under it and amendments, consolidations, replacements or re-enactments of any of them;

(h)                                 a reference to a clause, party, schedule, attachment or exhibit is a reference to a clause of, and a party, schedule, attachment or exhibit to, this agreement;

(i)                                     a reference to a body, other than a party to this agreement (including an institute, association or authority), whether statutory or not:

(1)                                 which ceases to exist; or

(2)                                 whose powers or functions are transferred to another body,

(is a reference to the body which replaces it or which substantially succeeds to its powers or functions;)

(j)                                    a promise on the part of 2 or more persons binds them jointly and severally;

(k)                                 a provision of this agreement may not be construed adversely to a party solely on the ground that the party was responsible for the preparation of this agreement or that provision;

(l)                                     a reference to a party to a document includes that party’s successors and permitted assignees; and

(m)                             a reference to the Director includes the estate, heirs and legal representatives of any deceased or mentally incompetent Director.

1.3                               Interpretation of inclusive expressions

Specifying anything in this agreement after the words ‘include’ or ‘for example’ or similar expressions does not limit what else is included.

1.4                               Business Day

Where the day on or by which any thing is to be done is not a Business Day, that thing must be done on or by the next Business Day.

1.5                               Agreement components

This agreement includes any schedule.

2                                         Indemnity

2.1                               Indemnification and Advancement of Expenses

The Company agrees to hold harmless and indemnify Indemnitee to the fullest extent permitted by law, as such may be amended from time to time in accordance with the terms of this agreement.  In furtherance of this indemnification, and without limiting the generality of such indemnification:

(a)                                 General Agreement regarding Indemnification.

(1)                                 Indemnitee shall be entitled to the rights of indemnification provided in this Section 2 if, by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be made, a party to any threatened, pending, or completed Relevant Proceeding, other than a Proceeding by or in the right of the Company.  Pursuant to this Section 2, Indemnitee shall be indemnified against Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Relevant Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Relevant Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.

(2)                                 Indemnitee shall be entitled to the rights of indemnification provided in this Section 2 if, by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be made, a party to any threatened, pending or completed Relevant Proceeding brought by or in the right of the Company to procure a judgment in its favor.  Pursuant to this Section, Indemnitee shall be indemnified against Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company.  Indemnification will not be provided against such Expenses if made in respect of any claim, issue, or matter in such Relevant Proceeding as to which

Indemnitee will have been adjudged to be liable to the Company unless and to the extent that the Court of Chancery in the State of Delaware will determine that such indemnification may be made.

Notwithstanding any other provision of this agreement other than Section 2.1(c), for purposes of this Section 2.1(a)(2), to the extent that Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any Claim regarding any Indemnifiable Event, Indemnitee shall be indemnified to the maximum extent permitted by law against all Expenses actually and reasonably incurred by Indemnitee in connection therewith.  If Indemnitee is not wholly successful in such Relevant Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues, or matters in such Relevant Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection with each successfully resolved claim, issue, or matter.  For purposes of this Section 2.1(a)(2), the termination of any claim, issue, or matter in such Relevant Proceeding by dismissal, with or without prejudice, will be deemed to be a successful result as to such claim, issue, or matter.

(3)                                 Without limiting the generality of the foregoing and other than in respect of the advancement of Expenses in accordance with Section 2.1(b) hereof, such payment of Expenses shall be made by the Company as soon as practicable but in any event no later than five (5) business days after written demand by Indemnitee therefor is presented to the Company.

(4)                                 In addition to, and without regard to any limitations on, the indemnification provided for in this Section 2.1(a), the Company shall indemnify and hold Indemnitee harmless against all Expenses, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf if, by reason of his or her Corporate Status, he or she is, or is threatened to be made, a party to or participant in any Relevant Proceeding (including a Relevant Proceeding by or in the right of the Company), including, without limitation, any and all liability arising out of the negligence or active or passive wrongdoing of Indemnitee.  The only limitation that will exist on the Company’s obligations pursuant to this Agreement will be that the Company will not be obligated to make any payment to Indemnitee that is finally determined (under the procedures, and subject to the presumptions, in Section 2.2) to be unlawful.

(b)                                 Advancement of Expenses.  In the event Indemnitee is, was or becomes a party to or witness or other participant in any Claim by reason of an Indemnifiable Event, if so requested by Indemnitee in writing and with an undertaking by Indemnitee to repay such Expenses if it is ultimately determined that he or she is not entitled to be indemnified by the Company, the Company shall advance any and all such Expenses to Indemnitee to the fullest extent permitted by applicable law.  Any request for advancement of Expenses shall be accompanied by an itemization, in reasonable detail, of the Expenses for which advancement is sought; provided, however, that Indemnitee need not submit to the Company any information that counsel for Indemnitee deems is privileged and exempt from compulsory disclosure in any proceeding.  Advancement of Expenses shall be made without regard to Indemnitee’s ability to repay the Expenses.  Indemnitee’s obligation to reimburse the Company for the advancement of Expenses shall be unsecured and no interest shall be charged thereon.

(c)                                  Exception to Obligation to Indemnify and Advance Expenses.  Notwithstanding anything in this agreement to the contrary, Indemnitee shall not be entitled to indemnification or advancement of Expenses pursuant to this agreement in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, internal, administrative or investigative that relates to an Indemnifiable Event initiated by Indemnitee against the Company or any director or officer of the Company unless the board has consented to the initiation of such Claim in a resolution adopted by the board.

(d)                                 Contribution.  Whether or not the indemnification provided for in this Section 2 is available, in respect of any threatened, pending, or completed action, suit, or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit, or proceeding), the Company will pay, in the first instance, the entire amount of any judgment or settlement of such action, suit, or proceeding without requiring Indemnitee to contribute to such payment, and the Company waives and relinquishes any right of contribution it may have against Indemnitee. The Company will not enter into any settlement of any action, suit, or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit, or proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.  The Company will not settle any action or claim in a manner that would impose any penalty or admission of guilt or liability on Indemnitee without Indemnitee’s written consent.

Without diminishing or impairing the obligations of the Company in the preceding subparagraph, if Indemnitee elects or is required to pay all or any portion of any judgment or settlement in any threatened, pending, or completed action, suit, or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit, or proceeding), the Company will contribute to the amount of Expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors, or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit, or proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such action, suit or proceeding arose. To the extent necessary to conform to law, the proportion determined on the basis of relative benefit may be further adjusted by reference to the relative fault of the Company and all officers, directors, or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such expenses, judgments, fines, or settlement amounts, as well as any other equitable considerations which the applicable law may require to be considered. The relative fault of the Company and all officers, directors, or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, will be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, and the degree to which their respective conduct is active or passive.

The Company agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by the Company’s officers, directors, or employees, other than Indemnitee, who may be jointly liable with Indemnitee.

To the fullest extent permissible under applicable law, if the indemnification provided for in this agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, will contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement or for Expenses, in connection with any claim relating to an Indemnifiable Event under this agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding to reflect: (i) the relative benefits received by the Company and Indemnitee as a result of the events and transactions giving cause to such Proceeding; and (ii) the relative fault of the Company (and its directors, officers, employees, and agents) and Indemnitee in connection with such events and transactions.

2.2                               General Limitations on Indemnification

(a)                                 Determination of Reviewing Party.  Notwithstanding the foregoing, (i) the obligations of the Company set forth in Section 2.1 hereof (except with respect to Expenses advances made prior to any determination by a Reviewing Party referred to below that Indemnitee substantively would not be permitted to be indemnified for Claims for Indemnifiable Events with respect to which such advances are being made) shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which the special, independent counsel referred to in clause 3.2(b) hereof is involved) that Indemnitee would not be permitted to be so indemnified under applicable law, and (ii) if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid (unless Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, in which event Indemnitee shall not be required to so reimburse the Company until a final judicial determination is made with respect thereto as to which all rights of appeal therefrom have been exhausted or lapsed) and shall not be obligated to indemnify or advance any additional amounts to Indemnitee (unless there has been a determination by a court of competent jurisdiction that the Indemnitee would be permitted to be so indemnified under applicable law).

Indemnitee will cooperate with the person, persons.  or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing such person, persons, or entity on reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination.  Any independent counsel or member of the board will act reasonably and in good faith in making a determination regarding the Indemnitee’s entitlement to indemnification under this agreement.  Any costs or expenses (including attorneys’ fees and disbursements)

incurred by Indemnitee in so cooperating with the person, persons, or entity making such determination will be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification), and the Company indemnifies and agrees to hold Indemnitee harmless therefrom.

A determination with respect to Indemnitee’s entitlement to indemnification shall, to the extent practicable, be made by the Reviewing Party not later than thirty (30) calendar days after receipt by the Company of a written demand on the Company for indemnification (which written demand shall include such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification).  The Reviewing Party making the determination with respect to Indemnitee’s entitlement to indemnification shall notify Indemnitee of such written determination no later than two (2) business days thereafter.

If the person, persons, or entity empowered or selected under Section 2.2(a) to determine whether Indemnitee is entitled to indemnification has not made a determination within 30 days after receipt by the Company of the request, the requisite determination of entitlement to indemnification will be deemed to have been made, and Indemnitee will be entitled to such indemnification absent (i) a misstatement by Indemnitee of a material fact or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law. Such 30-day period may be extended for a reasonable time, not to exceed an additional 60 days, if the person, persons, or entity making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation or information relating thereto.

If the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in any court in the State of Delaware having subject matter jurisdiction thereof and in which venue is proper seeking an order or judgment by the court equivalent to the determination of the Reviewing Party or challenging any such determination by the Reviewing Party or any aspect thereof; any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.  The Company hereby consents to service of process and to appear in any such proceeding.

(b)                                 Presumptions.  In making a determination with respect to entitlement to indemnification under this agreement, the person or persons or entity making such determination will presume that Indemnitee is entitled to indemnification under this agreement.  Anyone seeking to overcome this presumption will have the burden of proof and the burden of persuasion by clear and convincing evidence.  Neither the failure of the Company (including by the board or independent counsel) to have made a determination prior to the commencement of any action pursuant to this agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by the board or independent counsel) that Indemnitee has not met such applicable standard of conduct, will be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

Indemnitee will be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Company or Relevant Company (as the case may be), including financial statements, or on information supplied to Indemnitee by the officers of the Company or Relevant Company (as the case may be) in the course of their duties, or on the advice of legal counsel for the Company or Relevant Company (as the case may be) or on information or records given or reports made to the Company or Relevant Company (as the case may be) by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or Relevant Company (as the case may be). In addition, the knowledge and actions, or failure to act, of any director, officer, agent, or employee of the Company or Relevant Company (as the case may be) will not be imputed to Indemnitee for purposes of determining the right to indemnification under this agreement.  Whether or not the foregoing provisions of this Section 2.2(b) are satisfied, it will in any event be presumed that Indemnitee has at all times acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company.  Anyone seeking to overcome this presumption will have the burden of proof and the burden of persuasion by clear and convincing evidence.

The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption, and uncertainty.  In the event that any action, claim, or proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration) it will be presumed that Indemnitee has been successful on the merits or otherwise in such action, suit, or proceeding.  Anyone seeking to overcome this presumption will have the burden of proof and the burden of persuasion by clear and convincing evidence.

The termination of any Relevant Proceeding or of any claim, issue, or matter in any Relevant Proceeding, by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, will not (except as otherwise expressly provided in this agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

(c)                                  Change in Control of Company.  The Company agrees that if there is a Change in Control of the Company, then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and Expenses advanced under this agreement or any other agreements or the Bylaws now or hereafter in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from special, independent counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Company (other than in connection with such matters) or Indemnitee. Such special, independent counsel, among other things, shall be the Reviewing Party hereunder and shall determine whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law and shall render its written opinion to the Company and Indemnitee to such effect.  No law firm or lawyer shall qualify to serve as special, independent counsel if that person would, under the applicable standards of professional conduct then prevailing, have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this agreement.

The Company agrees to pay the reasonable legal fees of the special, independent counsel referred to above and to fully indemnify such counsel against any and all expenses and Losses arising out of or relating to this agreement or its engagement pursuant hereto.

(d)                                 Notwithstanding any provision in this agreement, the Company shall not be obligated under this agreement to make any indemnification payment in connection with any claim made against Indemnitee for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law, (ii) any reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act, or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act), (iii) a final judgment or other final adjudication made that Indemnitee’s conduct was in bad faith, knowingly fraudulent or deliberately dishonest or constituted willful misconduct (but only to the extent of such specific determination), (iv) with respect to remuneration paid to Indemnitee if it is determined by final judgment or other final adjudication that such remuneration was in violation of law (and, in this respect, both the Company and Indemnitee have been advised that the SEC believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication) and (v) on account of conduct that is established by a final judgment as constituting a breach of Indemnitee’s duty of loyalty to the Company or Relevant Company (as the case may be) or resulting in any personal profit or advantage to which Indemnitee is not legally entitled.

2.3                               Notification and Defense of Claim

(a)                                 Promptly after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee will, if a Claim in respect thereof is to be made against the Company under this agreement, notify the Company of the commencement thereof; but the omission so to notify the Company will not relieve it from any liability which it may have to Indemnitee otherwise than under this agreement.

(b)                                 With respect to any such action, suit or proceeding as to which Indemnitee notifies the Company of the commencement thereof:

(1)                                 the Company will be entitled to participate therein at its own expense; and

(2)                                 except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel satisfactory to Indemnitee.

After notice from the Company to Indemnitee of its election to assume the defense thereof, the Company will not be liable to Indemnitee under this agreement for Expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below.  Indemnitee shall have the right to employ separate counsel in such action, suit or proceeding, but the Expenses related thereto incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless (w) the employment of counsel by Indemnitee has been authorized by the Company, (x) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of such action, (y) after a Change in Control, the employment of counsel has been approved by the special, independent counsel referred to in Section 2.2(b) or (z) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which the Indemnitee shall have made the conclusion provided for in (x) above.

(c)                                  The Company shall not be liable to indemnify the Indemnitee under this agreement for any amounts paid in settlement of any Claim effected without its written consent.  The Company shall not settle any Claim in any manner which would impose any penalty or limitation on the Indemnitee without the Indemnitee’s written consent.  Neither the Company nor the Indemnitee will unreasonably withhold their consent to any proposed settlement.

2.4                               Subrogation

In the event of payment under this agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company to effectively bring suit to enforce such rights.

2.5                               Reimbursement

The Company shall not be liable under this agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, Bylaw or otherwise) of the amounts otherwise indemnifiable hereunder.  The Company hereby agrees (i) that the Company is the indemnitor of first resort (i.e., its obligations to the Indemnitee are primary and any obligation of such other persons to advance Expenses or to provide indemnification for the same Expenses or liabilities incurred by the Indemnitee are secondary), (ii) that the Company shall be required to advance the full amount of Expenses incurred by the Indemnitee and shall be liable for the full indemnifiable amounts, without regard to any rights the Indemnitee may have against any such other person and (iii) that the Company irrevocably waives, relinquishes and releases such other persons from any and all claims against any such other persons for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by any of such other persons on behalf of the Indemnitee with respect to any Claim for which the Indemnitee has sought indemnification from the Company shall affect the foregoing and such other persons shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Indemnitee against the Company.  The Company and the Indemnitee agree that such other persons are express third-party beneficiaries under the terms of this Section 2.5.

2.6                               Non-Exclusivity

The rights of the Indemnitee hereunder shall not be deemed exclusive of any other rights he or she may have under the Bylaws or the DGCL or otherwise, and to the extent that during the D&O Period the rights of the then existing directors and officers are more favorable to such directors or officers than the rights currently provided thereunder or under this agreement to Indemnitee, Indemnitee shall be entitled to the full benefits of such more favorable rights.

3                                         D&O Policy

3.1                               Company to maintain D&O Policy

(a)                                 Subject to clause 3.2, the Company must maintain a D&O Policy from the date of this agreement until the end of the D&O Period.

(b)                                 To the extent required to comply with its disclosure obligations in relation to the D&O Policy, the Company will seek information from the Director within a reasonable period before the renewal of the policy.

(c)                                  The Company will not do or fail to do anything which will, or is likely to, reduce the cover of the Director under or invalidate the D&O Policy (other than by making a claim under the D&O Policy).

3.2                               Terms of D&O Policy

The Company must:

(a)                                 to the extent that such a policy is available from a reputable insurance company at reasonable commercial rates, ensure that the D&O Policy:

(1)                                 is at least as comprehensive as those available from reputable and financially secure insurance companies containing the kinds of terms, conditions, exclusions and additional cover commonly included in a directors and officers insurance policy of the kind effected by companies in the same industry as the Company that have a comparable market capitalisation, size and nature of operations and a similar financial status to the Company and a desire to protect directors and former directors to the maximum extent that is reasonable in the circumstances; and

(2)                                 is in a form and extends to an amount of cover substantially similar to the policy existing at the time of entering into the agreement and in any event is at least as comprehensive as the directors and officers insurance policy effected for the benefit of the existing directors of the Company from time to time during the D&O Period;

(b)                                 to the maximum extent permitted by law, pay the cost of any premiums under the D&O Policy;

(c)                                  to the extent that any part of the premium for the D&O Policy may not by law be paid by the Company, give the Director notice of and a reasonable opportunity to contribute that part of the additional premium which is attributable to the Director (if required for the policy to be effective); and

(d)                                 at the request of the Director, give the Director a copy of the D&O Policy and a certificate of currency in respect of the D&O Policy.

3.3                               Director’s obligations

(a)                                 To the extent permitted by law and required for the Company to comply with its disclosure obligations in relation to the D&O Policy, the Director will provide the Company with the information requested by it within a reasonable period before the renewal of the policy.

(b)                                 Nothing in this agreement modifies or limits any obligation of the Director under the terms of any applicable D&O Policy.  Furthermore, the terms of this agreement shall not negate any obligation that the Director might have to assist the Company in complying with any obligations it may have under the terms of such D&O Policy and to the extent permitted by law, the Director must not take or fail to take any action which may prejudice the ability of the Company to recover under any such D&O Policy.

4                                         Access

4.1                               Access to books and records

Indemnitee shall have the right to examine the corporation’s stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to the Indemnitee’s position as a current or former director to the extent such documents would be made available to a director under Section 220(d) of the DCGL.

4.2                               Confidentiality

The Indemnitee must not disclose any confidential information contained in any materials obtained pursuant to Section 4.1 to a third party unless:

(1)                                 the Company or Relevant Company (as the case may be) has given its prior written consent;

(2)                                 the Indemnitee is required to do so by law or judicial process;

General

(3)                                 the disclosure is made for the purpose of obtaining professional advice or for a proper purpose and in the due performance of the Indemnitee’s duties; or

(4)                                 the disclosure is made in connection with the Relevant Proceedings or the threat of Relevant Proceedings in relation to which Indemnitee was given access to the Board Paper, and the Indemnitee uses the Indemnitee’s best endeavours to ensure all information disclosed is kept confidential.  Nothing in this agreement or any other policy or agreement that Indemnitee may have entered into with the Company prohibits Indemnitee from providing truthful information to governmental or regulatory bodies, including reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Indemnitee does not need the prior authorization of the Company to make any such reports or disclosures and you are not required to notify the Company that Indemnitee has made such reports or disclosures.

5                                         General

5.1                               Governing law and jurisdiction

(a)                                 This agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

(b)                                 Any action, suit or proceeding regarding indemnification or advance payment or reimbursement of Expenses arising out of this agreement or otherwise shall only be brought and heard in the United States in the Court of Chancery of the State of Delaware or in courts having jurisdiction in Queensland, Australia, in such case applying the laws of the State of Delaware.  The parties hereby irrevocably consent to the nonexclusive jurisdiction of any such court, and the parties further waive any objection to venue in any such court and any objection to any action or proceeding in such court on the basis of forum non conveniens.

(c)                                  Notwithstanding the foregoing, to the extent any provision of this agreement conflicts with the DGCL, the DGCL shall control.

5.2                               Effectiveness

This agreement shall be of full force and effect immediately upon its execution or, if later, Indemnitee’s appointment to the board.

5.3                               Notices

Any notice or other communication to or by a party to this agreement:

(a)                                 must be in legible writing addressed as shown at the commencement of this agreement or as specified to the sender by any party by notice; and

(b)                                 may be delivered by hand or sent by prepaid post or electronic transmission.

5.4                               Severability

(a)                                 If any provision of this agreement is invalid under the law of any jurisdiction the provision is enforceable in that jurisdiction to the extent that it is not invalid, whether it is in severable terms or not.

(b)                                 Section 5.4(a) does not apply where enforcement of the provision of this agreement in accordance with section 5.4(a) would materially affect the nature or effect of the parties’ obligations under this agreement.

5.5                               Amendments

A amendment of any term of this agreement must be in writing and signed by the parties.

5.6                               Waiver

(a)                                 A party waives a right under this agreement only if it does so in writing.

(b)                                 A party does not waive a right simply because it:

(1)                                 fails to exercise the right;

(2)                                 delays exercising the right; or

(3)                                 only exercises part of the right.

(c)                                  No waiver of any of the provisions of this agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

5.7                               Further action

Each party must do all things and execute all further documents necessary to give full effect to this agreement.

5.8                               Stamp duty

The Company must pay any stamp duty chargeable on this agreement.

5.9                               Other rights

Nothing in this agreement limits or restricts any other right of indemnity or other exoneration or protection available to the Director independently of this agreement, whether under general or statutory law or otherwise, including arising from a relationship of employment with the Company but nothing in this agreement requires the Company to pay more than once in respect of any claim.

5.10                        Tax on payments

If payment is due to the Director under this agreement (Payment) and its receipt or derivation gives rise to a liability for tax (including income or goods and services tax) on or payable by the Director, the Company must increase the Payment by the amount necessary to ensure that, after payment of the tax, the balance remaining to the Director is equal to the amount of the Payment.

5.11                        Entire agreement

This agreement states all the express terms agreed by the parties in respect of its subject matter.  It supersedes all prior discussions, negotiations, understandings and agreements in respect of its subject matter.

5.12                        No reliance

Neither party has relied on any statement by the other party not expressly included in this agreement.

5.13                        Counterparts

(a)                                 This agreement may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement.

(b)                                 A party may execute this agreement by signing any counterpart.

(c)                                  Any signature delivered by a party by facsimile or electronic transmission (including email transmission of a “PDF” or “TIFF” image) shall be deemed to be an original signature hereto.

5.14                        Relationship of the parties

(a)                                 Nothing in this agreement gives a party authority to bind any other party in any way.

(b)                                 Nothing in this agreement imposes any fiduciary duties on a party in relation to any other party.

5.15                        Exercise of rights

(a)                                 Unless expressly required by the terms of this agreement, a party is not required to act reasonably in giving or withholding any consent or approval or exercising any other right, power, authority, discretion or remedy, under or in connection with this agreement.

(b)                                 A party may (without any requirement to act reasonably) impose conditions on the grant by it of any consent or approval, or any waiver of any right, power, authority, discretion or remedy, under or in connection with this agreement.  Any conditions must be complied with by the party relying on the consent, approval or waiver.

5.16                        Subsidiary companies

(a)                                 This agreement and the indemnity contained in Section 2 do not apply to any liability incurred by the Director as a director of an affiliate after it ceases to be an affiliate of the Company.

Signing page

Director

	Signed sealed and delivered by [Insert Director name]	in the presence of

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Witness

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Company

Signed sealed and delivered by Coronado Global Resources Inc. in the presence of

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	Authorised signatory		Witness

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